Exhibit 99.1

Blue Owl Capital Corporation III Schedules Earnings Release and Quarterly Earnings Call

to Discuss its Second Quarter Ended June 30, 2024 Financial Results

NEW YORK (July 3, 2024) – Blue Owl Capital Corporation III (NYSE: OBDE) (“OBDE”) today announced it will release its financial results for the second quarter ended June 30, 2024 on Wednesday, August 7, 2024 after market close. OBDE invites all interested persons to its webcast / conference call on Thursday, August 8, 2024 at 11:00 a.m. Eastern Time to discuss its second quarter ended June 30, 2024 financial results.

Conference Call Information:

The conference call will be broadcast live at 11:00 a.m. Eastern Time on the Events section of OBDE’s website at www.blueowlcapitalcorporationiii.com. Please visit the website to test your connection before the webcast.

Participants are also invited to access the conference call by dialing one of the following numbers:

Domestic: (877) 407-9714

International: +1 (201) 689-8865

All callers will need to reference “Blue Owl Capital Corporation III” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

Replay Information:

An archived replay will be available via a webcast link located on the Events section of OBDE’s website for one year, and via the dial-in numbers listed below for 14 days:

Domestic: (877) 660-6853

International: +1 (201) 612-7415

Access Code: 13747167

About Blue Owl Capital Corporation III

Blue Owl Capital Corporation III (NYSE: OBDE) is a specialty finance company focused on lending to U.S. middle-market companies. As of March 31, 2024, OBDE had investments in 188 portfolio companies with an aggregate fair value of $4.0 billion. OBDE has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. OBDE is externally managed by Blue Owl Diversified Credit Advisors LLC, an SEC-registered investment adviser that is an indirect affiliate of Blue Owl Capital Inc. (“Blue Owl”) (NYSE: OWL) and is a part of Blue Owl’s Credit platform.

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about OBDE, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond OBDE’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in OBDE’s filings with the SEC.

Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which OBDE makes them. OBDE does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Investor Contact:

BDC Investor Relations

credit-ir@blueowl.com

Media Contact:

Prosek Partners

Josh Clarkson

pro-blueowl@prosek.com

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